Exhibit 10.24

Basic Continuous Sales Transaction Agreement

Osteon Digital Japan K.K. and IMPLANT SOLUTIONS PTY LTD (hereinafter, collectively referred to as the “Party A”) and the Medical Division, Kyocera Corporation (hereinafter referred to as the “Party B”) shall enter into the Basic Continuous Sales Transaction Agreement (hereinafter referred to as this “Agreement”) concerning transactions by and between both parties. Furthermore, this Agreement shall apply only to the Medical Division of Party B.

Article 1 (Definition)

The “Products” refers to (1) Products not handled by Party B now and in the past, (2) Products Party A follows the required specifications directly from “End Users” defined in Paragraph 2 of Article 3 in Japan, and (3) prosthetic dental implant products and specialized equipment for prosthetic dental implant products that are processed and manufactured exclusively for such End Users in Japan with using the CAD/CAM system by Party A. Moreover, the concrete details of the Products shall be set forth in Appendix 1 attached to this Agreement and may be amended by both Party A and Party B with prior written consent.

Provided, however, that in the event that the Restriction of Trade Provisions is terminated after the expiration of the term for “Restriction of Trade Provisions” set forth in Paragraph 1 of Article 6 or pursuant to Paragraph 2 of Article 6, and that Party A and Party B shall add, delete, or amend Products during the period of this Agreement, the Products set forth in Appendix 1 of this Agreement may be revised with written consents (including agreements by means of recording on communication lines or magnetic recording medium) of the representative director of Party A and the responsible person in charge of the Medical Division of Party B. However unless agreed upon by both parties in such written consents, the latest agreed document shall prevail.

Article 2 (Pharmaceutical Administration Procedures)

As a result of the consultation of both Parties, if arrangements for sharing of costs and division of the pharmaceutical administration procedures are necessary, with respect to legal pharmaceutical administration procedures that are required for manufacturing and selling activities of the Products as ethical pharmaceuticals and medical equipment, etc. in Japan, details shall be specified in writing by both Parties.

Article 3 (Purpose)

1.

Party A shall continue to supply the Products to Party B on the terms and conditions set forth in this Agreement, and Party B shall be entitled to purchase the Products from Party A and to sell the Products by itself or through third parties, on the terms and conditions set forth in this Agreement.

2.

With respect to sales transactions of the Products between both parties, by using the electronic data exchange system (hereinafter referred to as the “EDI System”) of Party A, Party A displays the Products via the EDI System (including descriptions in words) and receives orders by means of communication from End Users (hereinafter referred to as “End Users”) such as dental clinics, dental technicians, etc., who access to the EDI System. A sales transaction contract (hereinafter referred to as the “Individual Contract”) between both parties shall be deemed established with the aforesaid process.

Article 4 (Grant of Sales, etc.)

1.	Party A hereby grants to Party B (such grant, hereinafter referred to as the “Grant”) the following:

(1)	Exclusive distribution rights of the Products in Japan
(2)	Granting resales of the Products to End Users who are sold as set forth in the previous item

2.	Party A shall not grant any permission of sales and resales of the Products in Japan to any natural person or legal person other than Party B in connection with the sales of the Products.

3.

Party B shall not sell in Japan any products which are in direct competition with the Products. Besides, both parties shall confirm that (1) products with different manufacturing methods, methods of use, purposes, functions, and performances from the Products and (2) products that Party B has already sold as of the date of this Agreement do not fall within “products which are in direct competition with the Products”.

4.

The Grant shall not mean that Party B commits itself to purchase a certain quantity of the Products from Party A in a certain period of time unless there is a separate written agreement signed and sealed by the representatives of both parties.

Article 5 (Term of Agreement)

The term of validity of this Agreement shall be from ######## to ########, and shall continue for one (1) year under the same conditions unless otherwise requested by Party A or Party B in writing at least three (3) months prior to the expiration of the term and shall continue for one (1) year thereafter.

Article 6 (Handling of Restriction of Trade Provisions)

1.

Notwithstanding the provisions of the preceding article, item 1 of paragraph 1 of Article 4, paragraph 2 and 3 of Article 4 (hereinafter collectively referred to as the “Restriction of Trade Provisions”) shall be valid for 3 years from ######. Provided, however, that the period may be extended if agreed in writing between the parties prior to the expiration of the period, except where paragraph 2 of Article 6 applies.

2.

Notwithstanding the provisions of the preceding paragraph, Party A shall respect the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade and related laws, as well as policies of Party B such as the Kyocera Compliance Charter. Party B may terminate the Restriction of Trade Provisions forthwith by giving notification to Party A in order to comply with the applicable related laws and policies of Party B.

3.

In the event that no written agreement is reached between the parties prior to the expiration of the term set forth in Paragraph 1 of Article 6 or the Restriction of Trade Provisions is terminated pursuant to the provisions of the preceding paragraph, the “Exclusive distribution rights of the Products in Japan” set forth in Item 1 of Paragraph 1 of Article 4 shall be replaced by the “Non-exclusive distribution rights of the Products in Japan” and the provisions of this Agreement shall continue to apply to matters other than the Restriction of Trade Provisions.

Article 7 (This Agreement and the Individual Contract)

1.

The provisions herein shall apply to all Individual Contracts between both parties under this Agreement. In the event of any conflict or inconsistency between the terms and provisions set forth in the Individual Contract and this Agreement, the Individual Contract shall prevail. The name, quantity, unit price, delivery date, delivery location, etc. of the Products shall be separately discussed and agreed upon between the Parties in the Individual Contract. Provided, however, that transport costs of the Products shall be determined and agreed between both parties in advance and included in the transaction price of such Individual Contract.

2.

The Individual Contract concluded separately in relation to the usage of the EDI System between both parties, shall come into effect by Party A receiving emails of ordering the Products through the EDI System from customers registered in the EDI System and accepting such customers regarding such orders.

Article 8 (EDI System)

1.

Party A and Party B may indicate the intentions and give notices prescribed in the Individual Contract through EDI System. The scope of indicating intentions and giving notices through the EDI System and the procedures for using the EDI System shall accord with the manual (hereinafter referred to as the “Manual”) provided by Party A and accepted by Party B in writing (including agreements by means of recording on communication lines or magnetic recording medium) in advance. Provided, however, that even Party B accepts the Manual, in the event of any conflict or inconsistency between the terms and provisions stipulated in the Manual and this Agreement, this Agreement shall prevail.

2.

Party A shall prepare and maintain EDI Systems and the hardware, software, and telecommunications lines required for Party B to utilize EDI System (excluding Party B’s communications terminals and communication lines for Party B to verify the EDI Systems in-house) at its own expense and responsibility. In addition, Party A shall provide to Party B the proprietary software required to utilize EDI Systems (hereinafter referred to as the “EDI proprietary software”) free of charge.

3.

Notwithstanding the provisions of the preceding paragraph, as the usage fee for the EDI System, Party B shall pay to Party A the amount agreed upon in advance by both parties in accordance with the payment terms separately provided.

4.

In the event that the transmission, browsing, or reception of indicated intentions and notices by using the EDI System is unavailable or admitted and deemed to be unavailable due to problems with the EDI System or failure of hardware, Party A shall promptly notify Party B thereof and resolve the matter at Party A’s own responsibility and expenses.

5.

Party A and Party B shall take the necessary measures and manage strictly to prevent the occurrence of information leakage, loss, unauthorized use, etc. (hereinafter referred to as the “Leakage, etc.”) with regard to their own IDs, passwords, hardware, and software for utilizing the EDI System. In the event of a Leakage, etc. suspected occurrence, both parties shall promptly report to the other party and resolve the matter at Party A’s own responsibility and expenses. Provided, however, that this shall not apply to any Leakage, etc. arising from the willful misconduct or gross negligence of Party B.

6.	Party A shall observe the following matters when maintaining and managing the EDI System.

(1)

Take appropriate measures not to connect the EDI System with other systems of Party A, not to allow employees of Party A to connect to the EDI System, and to prevent unauthorized persons from connecting to the EDI System for any purposes other than fulfilling Party A’s obligations under this Agreement.

(2)

Not to use or reproduce the information of Party B’s customers (including, but not limited to, personal information. The same shall apply hereafter), not to provide such information to any third party including End Users for any purposes other than fulfilling Party A’s obligations under this Agreement. Party A shall take appropriate measures to prevent employees of Party A from using, reproducing or providing such information.

(3)

Take necessary and appropriate measures to prevent leakage, misappropriation, theft, loss, damage of Party B’s customer information including End Users handled in relation to the use of the EDI System, and other measures required for the management of information security.

(4)

At the time of termination of this Agreement, Party A shall promptly deliver to Party B a recording medium of the customer information including End Users of Party B, obtained in connection with this Agreement, and immediately thereafter erase or destroy any storage medium storing the customer information of Party B obtained in connection with this Agreement and such copies (including reproductions such as backups, etc.), as well as any other data in the EDI System.

(5)

At the request of Party B, to confirm Party A’s fulfillment of obligations determined herein, Party A shall cooperate in such request and submit a report regarding the handling status of customers information including End Users of Party B at Party A and subcontractors.

(6)

At the request of Party B, Party A shall cooperate with auditing against the management system in relation to the security of the EDI System on Party B’s request or at facilities of Party A (including the facilities of a third party in the event of subcontracting to a third party pursuant to the provisions of Paragraph 1 of Article 20, and measures shall be taken to ensure that there will not be a hindrance to the audit conducted at the facilities of such third party in such cases), or an audit shall be conducted on the security management system of the EDI System in response to Party B’s request.

(7)

Establish an improvement plan and submit it to Party B with respect to the indicated matters in writing by Party B that Party A has not complied with the conditions under this Agreement in relation to the handling status of the customer information including End Users of Party B at Party A and subcontractors.

(8)

In the event of becoming aware of any leakage, misappropriation, theft, loss, damage of customer information including End Users of Party B or any other incident resulting from the EDI System, or deemed suspicion of occurrence of such leakage, misappropriation, and theft of information, Party A shall promptly report Party B thereof. In such cases, Party B shall promptly take necessary emergency measures and submit detailed reports and present response measures to Party B in writing without delay. Party A shall cooperate with the convergence of accidents or incidents at Party A’s expenses. In addition, Party A agrees in advance to publicize such writing and other contents of the report or report to the person who may be affected, the competent ministers in charge of the business of Party B and other related persons.

(9)

Take necessary and appropriate measures to protect Party B’s system against spreading to the EDI System and other systems of Party B when unauthorized accesses from outsiders etc. or computer viruses with respect to the connection of the EDI System to the system of Party B.

(10)

In the event that personal information or other customer information is leaked from the EDI System due to unauthorized accesses from outsiders etc. or computer viruses, Party A shall investigate and determine the cause, and in the event that corrective action for recurrence prevention or responses for reparation is deemed necessary, Party A shall cooperate with Party B at its own expenses.

(11)

Party A assures the accuracy, updates, usefulness, and reliability of the EDI System. In the event of a breach of such warranty by Party A, and with a result of necessity to change or cancel the Individual Contract, or enter into a new Individual Contract (including by way of change, cancellation, or new order from End Users) Party A shall indemnify Party B for any damages incurred to Party B.

Article 9 (Delivery)

1.

Party A shall deliver the Products directly to End Users in a packaging sufficient to withstand the transportation and storage in accordance with the Individual Contract. Packaging costs for delivery of the Products shall be borne by Party A.

2.	Party A shall bear costs for any loss, damage, loss in weight, deterioration, any other damages resulting from the delivery of the Products.

Article 10 (Dispute Resolution)

In the event of a return, non-delivery, late arrival, defect, malfunction of the EDI System, or any other dispute arises in connection to the Products and services provided by Party A, except for any reason attributable to Party B, Party A shall resolve all such dispute at its own responsibility and expenses. In addition, in the event that Party B is forced to pay compensation for damages to customers including End Users and other third parties, Party A shall pay Party B the full amount thereof and shall pay attorneys’ fees and all other expenses required for the settlement thereof.

Article 11 (Product Liability, etc.)

1.

In the event of any damage to the life, body, or property of customers, including End Users, or any other third party due to the Products defects and such third party claims for damages (including claims for damages pursuant to the Product Liability Act), Party A shall settle such claim at its own responsibility and expenses.

2.

In the event of the preceding paragraph, if the counterparty to claim for damages by customers including End Users or any other third party is Party B, Party A shall compensate Party B the compensation paid to such third party and all costs incurred in responding to such claim.

Article 12 (Sales Support)

1.

Party A shall provide promotional materials, such as digital brochures, catalogs, images, and internet training materials with regard to the Products to Party B free of charge, as requested by Party B.

2.

Notwithstanding the provision of the preceding paragraph, Party B may consult with Party A and create sales promotion materials pertaining to the Products if necessary. In such cases, Party A shall provide Party B with technical information, experimental data, and other information related to the Products free of charge upon Party B’s request.

3.

If requested by Party B and deemed necessary by Party A, Party A shall hold technical seminars or product briefings at its own responsibility and expenses that are necessary for sales of the Products. For the avoidance of doubt, actual expenses, such as transportation and accommodation expenses of Party B shall be borne by Party B. Party A shall bear the cost of Party A’s personnel if Party A’s assistance is required prior to release for the Products to visit dentists, laboratories, universities, distributors and internet training. Once launched, both parties shall agree to an annual training program, but upon reasonable request from Party B, Party A shall provide technical support to Party B continuously.

4.

Party A warrants that all information and materials provided to Party B in accordance with the preceding three paragraphs are scientifically and technically accurate and do not involve any infringement of any third party’s legal rights, such as copyrights and portrait rights.

5.

With respect to any materials and other literary works provided to Party B in accordance with Paragraphs 1, 2, and 3 of this Article, Party B shall be entitled, within the extent necessary for the purpose of after-service, etc. of the Products, to reproduce, adapt, or freely use, earn, dispose of such reproductions of works free or charge.

Article 13 (Target Purchase Quantity)

Party B shall notify Party A the targeting purchase quantity of the Products semiannually by taking actual purchase results, inventory level, market situation, etc. into consideration. Besides, such notice of targeting purchase quantity shall not legally binding.

Article 14 (Grant of use of Trademarks)

1.

Within the scope of the Purpose of the Grant set forth in Paragraph 1 of Article 4, Party A grants Party B to use Party A’s trademarks (hereinafter the “Trademarks” including those in application) related to the Products free of charge and to let a third party use fee of charge. The contents of the Trademarks shall be as set forth in Appendix 2 attached hereto and may be amended with by both parties’ written consent.

2.	Party A shall be responsible to register the Trademarks in Japan at its own responsibility and expenses.

3.

Notwithstanding the provision of the preceding paragraph, in the event that Party B determines that it is difficult to fulfill the purpose of the Grant set forth in Paragraph 1 of Article 4 in connection with the securitization of the Trademarks, Party A and Party B shall consult with each other about the changes of contents and methods of the handling of the Trademarks, and Party A shall conduct such changes (including but not limited to changes with regard to the entitlement of the Trademarks, the description of the Products and the display of the EDI System) at its own responsibility and expenses. As result of such changes, in the event of costs (including but not limited to Party B’s personnel, travel, and transportation expenses) incurred and burden by Party B, Party A shall pay Party B at Party B’s request.

4.	During the term of this Agreement, Party A shall renew the registration of the Trademarks and shall pay the costs required for renewal of the registration to the Patent Office.

5.

In the event of any claim of infringement arises by any third party against the use of the Trademarks by Party B, Party B shall promptly notify Party A thereof, and Party A shall resolve such claim at its own responsibility and expenses.

Article 15 (Intellectual Property Rights)

1.

Party A shall exercise its best care in developing, manufacturing, or selling the Products, such as conducting patent researches to ensure that the intellectual property rights of third parties are not infringed.

2.

Party A shall assure that the Products do not infringe any intellectual property rights of any third party (including trade secrets and other similar rights and those which are in the process of filing, whether or not registered). In the event of any disputes arising in connection with such rights, they shall be settled at Party A’s own responsibility and expenses, and any damage incurred to Party B due to such infringement, Party A shall be liable to compensate such damages (including attorneys’ fees and other litigation response costs).

Article 16 (Safety Information)

In the event either Party A or Party B obtains or discovers information (not limited to information found in Japan) necessary for ensuring the safety or improving the safety of the Products, either party shall promptly inform the other party such information and shall cooperate with the other party to implement necessary measures based on such information.

Article 17 (Payment)

Party B shall pay the price for the Products in accordance with the payment terms stipulated separately.

Article 18 (Offset)

When the due date of performance of a claim which Party B owes to Party A has arrived, Party B may offset the relevant claim and any obligation which Party B owes to Party A at the time of such offset.

Article 19 (Compliance with Laws)

1.

Party A shall comply with applicable laws and regulations (including, but not limited to the Act on Specified Commercial Transactions, the Installment Sales Law, and the Act against Unjustifiable Premiums and Misleading Representations) required for the sale, etc. of the Products in order to assure stable supply to Party B under this Agreement at Party A’s liability and expenses.

2.

Party A shall, at Party B’s request, report to Party B on the status of compliance with the laws and regulations and the fulfillment of the obligations of respective provisions stipulated herein and shall also cooperate with verification inspections, etc. conducted by Party B.

Article 20 (Confidentiality)

Neither Party A nor Party B shall disclose or divulge to any third party all confidential information or knowledge of the other party obtained through transactions based on this Agreement and the Individual Contract without the prior written consent of the other party. Both parties shall use such confidential information for the sole purpose of performing this Agreement and the Individual Contract and shall not use such information for any other purpose. Provided, however, that this provision shall not apply to such information that falls under any of the following:

①	Information already in the possession of the receiving party at the time of disclosure;

②	Information already in the public domain at the time of disclosure;

③	Information that has become publicly known through no fault of the receiving party after disclosure;

④	Information lawfully obtained from a duly authorized third party;

⑤	Information that was independently developed or obtained without reference to information disclosed by the other party

Article 21 (Outsourcing)

1.	Party A may entrust the manufacture of the Products, in whole or in part, to a third party with the prior written consent of Party B, by imposing the same obligations herein as those borne by Party A.

2.	Even in the case set forth in the preceding paragraph, Party A shall not be relieved of its obligations to perform based on this Agreement and the Individual Contract.

Article 22 (Export Control)

1.

If the Products (including duties and services) falls within cargos or techniques that are subjected to regulation stipulated in the Foreign Exchange and Foreign Trade Control Act or target items (including techniques) that are subjected to re-export regulations stipulated in the Export Administration Regulations in the US, Party A shall notify Party B in advance in written notices.

2.

Party A shall respect Party B’s policy for legal compliance of export-related laws and regulations, and promptly respond to requests from Party B of submitting a parameter sheet, other technical data, or a certificate of non-applicability issued by a supervisory authority with respect to the Products.

Article 23 (Initiatives of CSR)

1.	Party A shall observe the guidelines for the promotion of CSR stipulated by Party B (hereinafter referred to as the “CSR Promotion Guidelines”) and shall actively promote the CSR activities.

2.	When requested by Party B to provide information or submit reports with regard to the CSR activities set forth in the preceding paragraph, Party A shall cooperate on such a request.

3.	In the event of any breach of the CSR Promotion Guidelines, Party A shall promptly report to Party B and endeavor to remedy.

Article 24 (Environmental Protection)

1.

Party A shall respect Party B’s green procurement policies and standards, such as the “Kyocera Environmentally Hazardous Substances Guideline” and the “Kyocera Environmental Protection Activity Guideline”.

2.

When requested by Party B to provide information on contained substances, etc. in the Products, in connection with the green procurement activities set forth in the preceding paragraph, Party A shall cooperate in such a request and ensure that the contents provided are true and correct.

Article 25 (Exclusion of Anti Social Forces)

1.	Party A and Party B represent and warrant to the other party that they do not fall under any of the following conditions at present or in the future:

①

The person himself/herself is an organized crime group, a member of an organized crime group, a company affiliated with an organized crime group, a general meeting house, a social movement/political activity logo, a special intelligent violent group, or a person equivalent thereto (hereinafter referred to as “Anti Social Forces”);

②	Its officers or other persons who have substantial control over its own management are Anti Social Forces;

③	Its parent company, subsidiary or affiliated company are Anti Social Forces;

④

Its entity, its officers or other persons who have substantial control over its own management, its parent company, its subsidiary or its affiliated company is closely related to Anti Social Forces such as providing funds to Anti Social Forces;

⑤

Its entity, its officers or other persons who have substantial control over its own management, its parent company, its subsidiary or its affiliated company seek a fraudulent benefit of itself or a third party, or conduct unjust acts such as to inflict damages to others through the use of Anti Social Forces;

⑥	Through the use of its entity or third parties, conducts any fraudulent act, violent act, use of intimidating words, or obstructs the business against any other person directly or indirectly;

2.	In the event any of its contractors, suppliers, or other business partners is found to be Anti-Social Forces, Party A and Party B shall immediately terminate transactions with such business partners.

Article 26 (Assignment of Rights and Obligations)

Neither Party A nor Party B shall assign or pledge as security to a third party all or part of the rights and obligations arising from this Agreement and the Individual Contract without the written consent of the other party.

Article 27 (Cancellation)

1.	In the event that the other party falls within any of the following items, Party A or Party B may immediately terminate all or part of this Agreement, the Individual Contract without any prior notice:

①	When the party is penalized by revocation or suspension of its business by the supervisory authorities;

②	When the party is subject to suspension of bank transactions by a clearinghouse or insolvency;

③	When the party is received a preventive attachment such as provisional seizure or provisional disposition by a third party with regard to its own property;

④	In the event that the party files for or is filed for compulsory execution, bankruptcy, special liquidation, civil rehabilitation, and corporate reorganization proceedings to the court;

⑤

In the event that a resolution for dissolution or amalgamation with another corporation is decided, or the assignment or split of all or a substantial part of the business is performed (excluding the case where Party A or Party B becomes the surviving company of an absorption-type merger or the case where Party A or Party B performs reorganization or transfer of business such as a merger or company split carried out with subsidiaries or affiliated companies);

⑥	When the financial situation of the party has deteriorated or there are reasonable grounds for believing that it is likely to deteriorate.

2.

In the event that the other party has breached the obligations of this Agreement or the Individual Contract, Party A or Party B may set a reasonable period of time and demand performance of the obligations, and if the obligations are still not satisfied, this Agreement and the Individual Contract may be canceled in whole or in part.

3.

In the event that the other party falls within any items in Paragraph 1 of Article 27, or fails to promptly interrupt the business relationship with Anti Social Forces in contravention of Paragraph 2 of Article 25, Party A or Party B may cancel all or part of this Agreement, the Individual Contract, and existing contracts between both parties without any prior notice. In such cases, such counterparty may not claim for damages for any and all damages resulting from the termination of the contracts by Party A or Party B.

4.

In the event any of the reasons for termination set forth in this article occurs at Party A or Party B, either party shall lose the benefit of the term with respect of all debts owed to the other party.

5.	If the Individual Contract remains in force at the time of termination of this Agreement, unless otherwise provided, the provisions of this Agreement shall apply to such Individual Contract.

Article 28 (Claim for Damages)

Party A or Party B may request that the other party compensate for any damages caused by the cancellation of the contract specified in Article 27, violation of provisions of this Agreement or the Individual Contract by the other party, or due to reasons attributable to the other party.

Article 29 (Third Party Damage)

Except for cases of intention or gross negligence of Party B, in the event that Party A harms or dangers the life, body, or property of a third party in connection with the Products or performance of this Agreement or the Individual Contraction, or in the event that a dispute arises between a third party and Party A, Party A shall assume Party B not responsible for the settlement of such disputes, and solve the problems on Party A’s own responsibility. Provided, however, that in the event of any of the events set forth in Articles 8, 10, 11, Paragraph 3 of Article 14 and Article 15, the said provisions shall be processed in accordance with the said provisions.

Article 30 (Remaining Obligation)

Even after this Agreement and the Individual Contract have been terminated due to the expiration or termination of the term and the transaction has been closed, Article 8, 10, 11, paragraph 5 of Article 14, Article 15, 16, 21, 22, 23, 24, 25, 28, 29 and 31 shall remain in full force and effect.

Article 31 (Governing Law and Jurisdiction)

1.	This Agreement and the Individual contract shall be governed by and construed in accordance with the laws of Japan.

2.	All disputes arising in connection with this Agreement and the Individual Contract shall be subject to the exclusive jurisdiction of the Kyoto District Court as the court of the first instance.

Article 32 (Settlement by Consultation)

Any doubts or matters not stipulated in this Agreement or the Individual Contract shall be determined and settled through consultation between Party A and Party B.

IN WITNESS WHEREOF, this document shall be executed in duplicate, and each copy shall be retained upon the affixation of the name and seal by Party A and Party B.

Date:

Party A:
2-3-13, Azuchi-machi, Chuo-ku, Osaka Osteon Digital Japan K.K
Representative Director Michael Tuckman Seal

759-767 Springvale Rd, Mulgrave VIC 3170, Commonwealth of Australia IMPLANT SOLUTIONS PTY LTD

By

Name:	Michael Tuckman
Title:	Director & CEO

Party B:
6, Takeda Tobadono-cho, Fushimi-ku, Kyoto, Kyoto Prefecture Kyocera K.K. Medical Division
Division Manager Yoshio Kojima Seal

Appendix 1 (the Products)

1)	Components

•	Biaxial screw/screwdriver (For angle screw channel)

•	NexusIOS scan-gauge (transfer device for implant full arch cases with intraoral scanners)

2)	Products that fall under the category of “patient-specified products”

•	Custom implant abutment

•	Custom implant bridge

•	Custom implant bars (all types of bar design)

3)	Nexus range

•	Nexus hybrids (titanium bars made of zirconia or acrylic overlays)

•	Nexus removable (titanium bars with acrylic overlays and attachments)

•	Nexus Unicorn (custom abutment with telescopic caps and acrylic overlays)

•	Nexus hybrid removable (LOCATOR type custom abutment with attachments and acrylic overlays)

•	Nexus bridges (titanium bars made of zirconia and acrylic overlays) (hereafter blank)

Appendix 2 (the Trademarks)

No.	Trademark	Application Country	Classification	Application No.	Filing Date	Applicant
1	Osteon Digital	Japan	Class 40,44	2020-083305	6th July, 2020	IMPLANT SOLUTIONS PTY LTD
2	Nexus	Japan	Class 40,44	2020-083306	6th July, 2020	IMPLANT SOLUTIONS PTY LTD
3	Biaxial	Japan	Class 10,40,44	2020-083303	6th July, 2020	IMPLANT SOLUTIONS PTY LTD
4	Nexusios	Japan	Class 10,40,44	2020-083304	6th July, 2020	IMPLANT SOLUTIONS PTY LTD
5	Osteon suprastructure	Japan	Class 10	2020-083307	6th July, 2020	IMPLANT SOLUTIONS PTY LTD
6	Nexus suprastructure	Japan	Class 10	2020-083308	6th July, 2020	IMPLANT SOLUTIONS PTY LTD

(hereafter blank)